Exhibit 99.2

TSS, INC. ANNOUNCES DARRYLL DEWAN SUCCEEDS ANTHONY ANGELINI AS PRESIDENT & CEO.

ROUND ROCK, TX – November 14, 2022 – TSS, Inc. (Other OTC: TSSI), a data center facilities and technology services company, today announced that Darryll Dewan is succeeding Anthony Angelini as President and CEO of TSS. Mr. Dewan was also appointed to the Board of Directors of TSS.

“TSS has been resilient and has transformed itself in many ways over the last ten years. The Board of Directors is very appreciative of the efforts of the team under Anthony’s leadership that have helped us to succeed. The timing of this change could not be better. The Company is in an exciting time with a solid foundation financially and operationally. We are pleased to have Darryll join and drive the next level of growth. Darryll brings decades of experience successfully growing businesses. He is a proven leader and throughout his career has created tremendous wealth for investors,” said Peter Woodward, Chairman of the Board of Directors of TSS.

Anthony Angelini commented, “I am very excited to have Darryll lead TSS. I believe he is the right person at the right time. I appreciate the collective support from the Board and the Company in assisting this transition. I am extremely confident that Darryll will take this business to new heights. I want to thank everyone for all of their support for the past decade as we reinvented TSS. Welcome, Darryll.”

“This is a great opportunity to join TSS,” said Darryll Dewan. “The Company has tremendous opportunities. The marketplace we support is evolving and we must demonstrate our ability to scale our business. I look forward to driving our strategic direction as CEO.”

Dewan is an industry veteran with over 30 years of experience leading various managed service organizations supporting the IT industry. Prior to his role at TSS, he was Vice President – Global Sales and Field Marketing for Dell Technologies. He has extensive executive level sales and service experiences with Credant Technologies, VA Software Solutions, and was President of i2 Technologies. Dewan’s early career was spent at IBM.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. For more information, visit www.tssiusa.com or call 888-321-4877.

Forward Looking Statements.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC, as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC website at www.sec.gov and on our Investor Relations website at www.tssiusa.com. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. TSS undertakes no obligation to update forward-looking statements to reflect future events or circumstances.

Company Contact:

TSS, Inc.

John Penver, CFO

Phone: (512) 310-1000